Exhibit 23.0

                      [Letterhead of Wolf & Company, P.C.]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Berkshire Hills Bancorp, Inc.'s Registration Statement Nos. 333-41766, 333-56446, and 333-105721 on Forms S-8 of our report dated March 9, 2005 relating to the consolidated financial statements of Berkshire Hills Bancorp, Inc. and subsidiaries as of December 31, 2004 and for the three-year period then ended appearing in the Annual Report on Form 10-K.


/s/ Wolf & Company, P.C.
------------------------
Boston, MA
March 11, 2005


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